Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 19, 2026, with respect to the consolidated financial statements of Camtek Ltd., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ Somekh Chaikin

A Member firm of KPMG International

Tel Aviv, Israel

June 17, 2026